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PROSPECTUS DATED MARCH 6, 2000                        PRICING SUPPLEMENT NO.6 TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                                MAY 19, 2000
                                                                  RULE 424(b)(3)

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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

Principal Amount:             $ 50,000,000          Optional Conversion:        N / A

Price To Public:                 100.0000%          Optional Repayment Date:    Non-Call / Life
Underwriting Discount:              .1500%
Proceeds To Issuer:               99.85%            Business Day Jurisdiction:  New York

Settlement Date               May 23, 2000          Initial Redemption          N / A
(Original Issue Date):                              Percentage:

Specified Currency:           US Dollars            Initial Redemption Date:    N / A

Authorized Denomination:      $1,000                Annual Redemption           N / A
                                                    Percentage Reduction:

Maturity Date:                June 22, 2001         Book Entry Note or          B / E
                                                    Certificated Note:
Interest Rate:                7.60% Fixed

Interest:                     $ 4,169,444.46

Interest Payment Date:        At maturity           Total Amount of OID:        N / A

Interest Determination        N/A                   Day Count:                  Act/360
Date:
                                                    CUSIP:                      25766CCF9

Paying Agent:                 The Chase
                              Manhattan Bank

Settlement:                   DTC#: 443
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   Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION